Exhibit 10.2.3


THIS AGREEMENT dated the 28  day of   March           2006 is made
BETWEEN:-

(1) NARROWSTEP LIMITED (registered number 4412126) whose registered office is at 60 Parsons Green Lane, London SW6 4HU ("the Employer"); and

(2) IOLO JONES of 103 B South Hill Park, London NW3 2SP, (the "Employee"). IT IS AGREED as follows:-

1. DEFINITIONS

1.1.     In this Agreement the following words have the following meanings:-


"Board" The Board of Narrowstep Inc or such other person as the Board may decide from time to time.

"Business"                          the business of and any other trade or
                                    commercial activity of the Employer and the other Group Companies with which the Employee is concerned or involved to any material extent during his employment or which the Employer or any Group Company shall at the Termination Date have determined to carry on in the immediate or foreseeable future.

"Confidential Information"          information relating to the Business,
                                    products, affairs and finances of the
                                    Company or of any Group Company or of any of its or their suppliers; clients or customers that is now or hereafter confidential to it or to them or treated by it or them as such and trade secrets (including, without limitation, technical data and know-how) relating to the business of the Company or of any Group Company or of any of its or their suppliers, clients or customers.

"Connected Person"                  with reference to any person, any person who
                                    is a connected person within the meaning of
                                    section 839 of the Income and Corporation
                                    Act 1988.

"Customer"                          any person:-
                                    with whom the Employee has dealt in relation to Restricted Products or Restricted
                                    Services or of whom or he has knowledge


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                                    by virtue of his duties under this Agreement
                                    in the 12 months preceding the Termination
                                    Date; and

                                    b) who shall at the Termination Date be
                                    negotiating with the Employer or Group
                                    Company for the supply of any Restricted
                                    Products or the provision of any Restricted
                                    Services;

                                    c) to whom the Employer or Group Company shall at any time during the period of 12 months prior to the Termination Date have supplied any Restricted Products or Restricted Services.

"Effective Date"                    March 28, 2006

"Employment"                        the employment created as a result of this
                                    agreement.

"Group Company"                     means any subsidiary or holding company of
                                    the Company or any subsidiary of any such holding company, and "Subsidiary" and
                                    "Holding Company" shall for this purpose bear the meanings ascribed to those terms respectively by section 736 of the Companies
                                    Act 1985.

"Intellectual Property Rights"      all inventions, patents, registered designs,
                                    know-how, trade marks and service marks
                                    (whether registered or not), any trade,
                                    brand or business names and any distinctive sounds used to differentiate the goods and services of a business, domain names, utility models, copyright (including all such rights in computer software, information, know-how, techniques and records and any databases), moral rights and the goodwill attaching to any of them and applications for any of them and any rights or forms of protection of a similar nature and having equivalent or similar effect to any of them which may subsist anywhere in the world.

"Intellectual Property Material"    means all information (including, without
                                    limit, all confidential information and
                                    trade secrets), methods, techniques,
                                    inventions, processes, models, data,
                                    reports, drawings, plans, research,
                                    know-how, databases,


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                                    designs, systems, software, creative works,
                                    domain names, email address names, logos, graphics, concepts and any other material produced, prepared, created, developed or discovered by the Employee (either alone or with others), during the period of his employment relating to the business of the Company (either directly or indirectly).

"Material Interest"                 a) the holding of any position as director,
                                    officer, employee, consultant, adviser,
                                    partner, principal or agent;

                                    b) the direct or indirect control or
                                    ownership (whether jointly or alone) of any shares (or voting rights attached to them) or debentures (except for the ownership for investment purposes only of not more than 3% of the issued ordinary shares of any company whose shares are listed on any Recognised Investment Exchange);

                                    c) the direct or indirect provision of
                                    financial assistance.

"Recognised Investment Exchange"    shall have the meaning given by section 207
                                    of the Financial Services Act 1986.

"Restricted Period"                 a period of 12 months commencing on the
                                    Termination Date.

"Restricted Products"               any products of a kind which have been
                                    during the period of 12 months prior to the Termination Date dealt in, produced, marketed or sold by the Employer or Group
                                    Company in the ordinary course of business.

"Restricted Services"               any services of a kind which have
                                    been in the period of 12 months prior to the Termination Date provided by the Employer or Group Company in the ordinary course of business.

"SSP"                               statutory sick pay.

"Supplier"                          any person who shall at the Termination Date
                                    be negotiating with the Employer or Group
                                    Company to supply any Restricted Products or provide any Restricted Services


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                                    or from whom the Employer or Group Company
                                    shall at any time during the period of one year prior to the Termination Date have acquired any Restricted Products or any Restricted Services including any person with whom the Employer or Group Company placed any order or entered into any contract to acquire or receive any goods or services or was entitled or obliged under any order to supply the Employer or Group Company with any goods or services with whom the Employee had business dealings on behalf of the Employer or Group Company.

"Termination Date"                  the date on which the Employee's employment
                                    under this Agreement terminates.


1.2.     In this Agreement:-

         1.2.1.   references to clauses are to clauses of this Agreement;

         1.2.2. references to persons include bodies corporate, unincorporated associations, governments, states, partnerships and trusts (in each case, whether or not having separate legal personality);

         1.2.3. the headings of clauses are for convenience only and shall not affect the interpretation of this Agreement;

         1.2.4. any reference to a statutory provision includes a reference to any modification, consolidation or re-enactment of the provision for the time being in force and all subordinate instruments, orders or regulations made under it;

         1.2.5. the eiusdem generis rule shall not apply so that general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;

         1.2.6. "subsidiary" and "holding company" shall have the meanings given to them by sections 736 and 736A of the Companies Act 1985;

         1.2.7. references to a person acting "directly or indirectly" include acting alone or jointly with or by means of any other person;

         1.2.8. references to any document (including this Agreement) or a provision of such document shall be construed as a reference to that document or provision as from time to time supplemented varied or replaced.

2. EMPLOYMENT


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2.1      The Employer shall employ the Employee as Founder and Chief Strategy
         Officer or in such other position as the Board from time to time may direct on the terms and subject to the provisions of this Agreement.

2.2. The Employee's employment shall (subject to termination as provided elsewhere in this Agreement) commence on the Effective Date and shall continue thereafter unless and until terminated by either party giving to the other not less than 1 years written notice, if received by the other party before the first anniversary of the Effective Date, and 6 month's written notice, if received by the other party after the first anniversary of the Effective Date.

2.3. The date of commencement of the Employee's period of continuous employment is 10th May 2002.

3. DUTIES

3.1. The Employee shall perform all duties attaching to the position of Founder and Chief Strategy Officer and shall be responsible to the Chairman of Narrowstep Inc from time to time. The principal duties of the position are to advise the Company on strategy and provide guidance on technical and marketplace issues. The Employee shall perform such other duties as may from time to time be assigned to him by or under the authority of the Board and shall comply with all reasonable directions made by or under the authority of the Board. The Employee may be required in pursuance of employment to be engaged not only on work on behalf of the Employer but also on work on behalf of any other Group Company.

3.2. During his employment, unless prevented by incapacity or otherwise agreed with the Employer, the Employee shall:-

         3.2.1.   use his best efforts to promote the Employer's interests;

         3.2.2. devote the whole of his time, attention and abilities during normal business hours to the Employer's affairs;

         3.2.3. faithfully and diligently serve the Employer and the Group and perform his duties under this Agreement;

         3.2.4. conform to such hours of work as may from time to time reasonably be required of him;

         3.2.5. in all respects comply with all lawful and reasonable directions made by or under the authority of the Board; and

         3.2.6. keep the Board or a person duly authorised by the Board promptly and fully informed (in writing if so required) of his conduct of the business or affairs of the Employer or any other Group Company and provide such explanation as the Board or its nominee may require.

3.3. The Employee shall carry out his duties and exercise his powers jointly with any other Employee appointed by the Board from time to time.


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3.4.     The Employee may elect to discharge some or all of his duties from his home or another remote location and it shall only be mandatory for him to attend the Company's premises when reasonably required to do so by the Company.

3.5. The Employee shall promptly disclose to the Board any interest of his own (or of any Connected Person):-

         3.5.1. in any trade, business or occupation which is in competition with the Employer or any Group Company;

         3.5.2. in any trade or business carried on by any supplier or customer of the Employer or any Group Company; and

         3.5.3. in any actual or proposed contract, arrangement or transaction entered into or to be entered into by the Employer or any Group Company.

3.6. During the period of his employment (including any period of suspension and any notice period) the Employee shall not (without the Board's prior written consent) hold or provide any Material Interest in or to any person which:-

         3.6.1.   directly or indirectly competes with the Business; or

         3.6.2. impairs or might reasonably be thought by the Employer to impair his ability to act at all times in the best interests of the Employer or any Group Company.

3.7. The place where the Employee will normally work will be at the Employer's address stated above. However, if called upon to do so and without any further remuneration the Employee shall perform his duties at such other location or locations as the Employer shall reasonably require whether on a temporary or permanent basis.

3.8.     Permitted Activities

         Subject to Board approval on each occasion, the Employee is permitted to be engaged, concerned or interested in or to hold office in any business or undertaking provided that:

         (a) the business or undertaking in question does not compete with the business of the Company or any Group Company;

         (b) the Employee's engagement, concern or interest in the businesses or undertakings in question does not require him to devote more than two days per week of his time, in total, such that he spends a minimum of three days per week on his duties for the Company.

         (c) the Employee notifies the Company in writing before or as soon as practicable after his engagement, concern or interest arises begins.

         (d) the Employee's salary from time to time is reduced by 20% for each day spent on such activities, with each individual engagement, concern or interest deemed to be for a minimum of one day.


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4. REMUNERATION

4.1. The Employee's annual salary shall be (pound)100,000 per annum payable monthly in arrears by credit transfer.

4.2. The Employee's annual salary shall be reviewed on or about 1st March of each year to take effect from that time. The first such review shall take place in 2007.

4.3. The Employee's salary shall be deemed to accrue from day to day and shall be inclusive of all director's fees (if any) to which the Employee may be entitled and all remuneration which may become payable to the Employee by or in respect of services rendered by him to any Group Company.

4.4. The Employer reserves the right to deduct from the Employee's salary any amount of any statutory benefits receivable by him in the case of sickness.

4.5. The Employee may be paid a bonus from time to time, at the discretion of the Board.

5. EXPENSES

5.1. The Employer (or another Group Company if appropriate) shall reimburse the Employee any travelling, hotel, entertainment and other out of pocket expenses properly incurred by the Employee in the course of the Employment subject to the production by the Employee of relevant invoices or other appropriate proof of expenditure.

5.2. The Employer shall reimburse the Employee for the cost of such broadband internet installation and connection at the Employee's home as it may deem reasonable and for as long as it deems necessary.

6. HOURS OF WORK

6.1. The normal business hours of the Employer are 09:00 - 17:30 Monday to Friday and shall apply to the Employee provided that the Employee shall work such further hours as may be necessary for the proper performance of his duties. Should the Employee be required by the Chairman of Narrowstep Inc to work at weekends and on statutory holidays then he shall be entitled to time off in lieu.

6.2. The Employee agrees that, notwithstanding the provisions of Regulation 4 of the Working Time Regulations 1998 relating to maximum weekly working time of 48 hours, the limit on maximum working time shall not apply to the Employee's employment. The Employee's agreement set out in this clause is given for an indefinite period, but shall be terminable on the Employee giving three months' prior written notice to the Employer.

7. HOLIDAYS


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7.1      The Employer's holiday year runs from 1st January. The Employee shall be entitled in each holiday year to 30 days holiday with full salary (in addition to statutory holidays) to be taken at times agreed with and approved by the President and Chief Executive Officer in advance.

7.2 The Employee's holiday entitlement shall accrue pro rata (to the nearest whole day) to the proportion of a holiday year worked. In the year in which he joins the Employer the Employee shall be entitled to the appropriate pro rata holiday entitlement.

7.3 The Employee shall not be entitled to carry forward unused holiday entitlement from one holiday year to the next.

7.4 There will be no payment in lieu of any untaken holiday entitlement except in the year of termination of employment when the Employee will be entitled to a payment in lieu of accrued holiday pro rata in respect of each completed month of service in the holiday year in which the Employment terminates (rounded up or down to the nearest whole day). If the Employee has at the date of termination of employment taken more than holiday entitlement for that holiday year the Employer will be entitled to make an appropriate deduction from his final salary payment.

8. SICKNESS ABSENCE AND SICK PAY

8.1 If the Employee is prevented by illness, accident or any other incapacity from fully carrying out his duties he shall comply with the following reporting procedure:-

         8.1.1 he must inform Cliff Webb or Fiona Lemon by telephone on the first morning of his absence indicating, if possible, its likely duration;

         8.1.2 if incapable of fully carrying out his duties for more than two consecutive working days, he must submit a self-certification sickness form or a medical certificate from a qualified and practising medical practitioner to Cliff Webb or Fiona Lemon;

         8.1.3 a medical certificate signed by a qualified and practising medical practitioner must be promptly submitted to Cliff Webb or Fiona Lemon if the Employee is incapable of fully carrying out his duties for more than seven consecutive days;

         8.1.4 thereafter the Employee should promptly submit certificates at weekly intervals covering the whole period of absence.

         8.1.5 the Employer reserves the right to call for medical certificates to cover absences of less than seven days.

8.2 The Employer will continue to pay the Employee's salary during any period of sick leave up to a maximum of 90 days in any 12 month perm For the excess period of absence over 90 days, SSP will be paid by the Employer where appropriate in accordance with the legislation in force at the time of absence.


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         Details of the payment of SSP can be obtained from Cliff Webb or Fiona
         Lemon. The Employer may, at its discretion, enhance the payment of sick pay.

8.3 Where practicable, the Employee shall use all reasonable efforts to recover compensation for loss of earnings and benefits over the perm for which any salary has been or will be paid to hint by the Employer under this clause and, unless deducted pursuant to one of the above provisions, shall account to the Employer for any such compensation less any costs and expenses borne by the Employee incurred in recovering such compensation (in an amount not exceeding the actual net salary paid to him). The Employee shall keep the Employer informed of the commencement progress and outcome of any such claim.

9. PENSIONS

The Employer does not hold a current contracting out certificate issued under the Pension Schemes Act 1993 in respect of the Employment.

10. CONFIDENTIALITY AND COMPANY DOCUMENTS

10.1 The Employee shall keep secret and shall not at any time during the Employment or after its termination for whatever reason:-
         10.1.1 use any Confidential Information for his own or another's advantage; or
         10.1.2   disclose any Confidential Information to any person; or
         10.1.3 through any failure to exercise due care and diligence cause or fail to prevent any unauthorised disclosure of any Confidential Information.

10.2     The restriction contained in the above clause shall not apply:-
         10.2.1 to any disclosure or use authorised by the Board in writing or required to be made by law (other than by reason of a contractual obligation) or by the rules of any Recognised Investment Exchange to which the Employer or any Group
                  Company is subject; or

         10.2.2 where the information has become available to the public generally other than through unauthorised disclosure by the Employee or another.

11. POST-TERMINATION RESTRICTIONS

11.1 The Employee shall not without the previous consent in writing of the Board (such consent not to be unreasonably withheld) directly or indirectly whether on his own account or on behalf of any other person:-
         11.1.1 during the Restricted Period:-
                  11.1.1.1 in competition with the Employer or Group Company seek, canvass or solicit in any capacity whatsoever any business, orders or custom for any Restricted Products or Restricted Services from any Customer, or
                  11.1.1.2 induce or seek to induce by any means any Customer to cease dealing with the Employer or Group Company or


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                           any supplier to cease supplying the Employer or Group
                           Company or to restrict or vary the terms upon which any such Customer or supplier deals with the Employer or any Group Company; or

         11.1.2   at any time after the Termination Date:-
                  11.1.2.1 represent himself or permit himself to be held out by any person as being in any way connected with or interested in the Employer or any Group Company.

11.2 The above restrictions shall apply to any action taken by the Employee or any interest which he may have (whether as agent, representative, principal, employee, partner, secondee or consultant or as a director of any company) and/or by any spouse of the Employee and/or by any company controlled, or business carried on, by him or any such spouse or through the means of any management agreement or technical assistance agreement in which the Employee has any interest.


12. PROVISIONS RELATING TO RESTRICTIONS

The Employee acknowledges and agrees that:-
12.1 the Employer and each Group Company possesses a valuable body of Confidential Information and he has been given and will be given access to such Confidential Information to enable him to carry out his duties under this Agreement;

12.2 such duties include, amongst other things, a duty of trust and confidence and a duty to act at all times in the best interests of the Employer and the Group;

12.3 the Employer requires all of its senior employees to accept restrictions which are similar to those set out in this Agreement in substitution for those contained in clause 11 of this Agreement for the mutual protection of the Business and employees;

12.4 each of the restrictions contained in the preceding clauses constitutes an entirely separate and independent restriction on him;

12.5 the duration, extent and application of each of the restrictions are to protect the Employer's and the Group Company's trade connections with its suppliers and customers and to maintain the services of its key employees and are no greater than is necessary for the protection of the interests of the Employer and the other Group Companies;

12.6 if any such restriction shall be adjudged to be void as going beyond what is reasonable in the circumstances for the protection of the interests of the Employer and the other Group Companies but would be valid if part of the wording of such restriction was deleted and/or the period of such restriction was reduced the said restriction shall apply within the jurisdiction of that court with such modifications as may be necessary to make it valid and effective;


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12.7     any breach of the undertakings contained in this Agreement could cause the Employer and any other Group Company irreparable injury in that monetary damages would not be an adequate remedy for any such breach. In the event of a breach or threatened breach by the Employee of any provision of this Agreement the Employee agrees that the Employer and any other Group Company shall be entitled to obtain an injunction restraining the Employee from breaching these provisions. Nothing contained in this Agreement shall be construed as prohibiting the Employer and any other Group Company from pursuing any other remedies available to it or them including recovery of monetary damages; and

12.8 the Employee acknowledges that he has an obligation to draw the restriction contained in this Agreement to the attention of any third party who may at any time either before or after the date of termination of the Employee's employment offer employment to the Employee.

13. TERMINATION

13.1 The Employee's employment may be terminated by either party giving notice to the other in accordance with the notice provisions contained in clause 2.2 of this Agreement.

13.2 The Employee's employment under this Agreement shall in any event automatically terminate upon the day on which the Employee attains the age of 65 years (being the Employer's normal retirement age).

13.3 The Employer may terminate the Employee's employment by written notice having immediate effect or on the expiry of such period of written notice as the Employer may consider appropriate and without any obligation to pay any further sums to the Employee whether by way of damages, compensation or otherwise in respect of any notice period (but without prejudice to the rights and remedies of the Employer for any breach of this Agreement and to the Employee's continuing obligations hereunder) if the Employee:-
         13.3.1 commits any act of dishonesty or serious or persistent misconduct;

         13.3.2 becomes bankrupt or has a receiving or administration order made against or makes any formal arrangement or composition with creditors, or

         13.3.3 commits any serious breach of or persistently does not observe any of the provisions of this Agreement or refuses, neglects or fails to carry out his duties to the reasonable satisfaction of the Board or has, in the reasonable opinion of the Board, carried out his duties in a way which amounts to gross negligence; or

         13.3.4 becomes of unsound mind or a patient within the meaning of the Mental Health Act 1983; or

         13.3.5 is convicted of any criminal offence {other than an offence under the Road Traffic Acts for which a custodial sentence, either immediate or


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                  suspended, is not imposed) which prevents him from fulfilling his employment; or

         13.3.6 is guilty of any conduct which in the reasonable opinion of the Board brings him or the Employer or any other Group Company into disrepute; or

         13.3.7 is disqualified from driving or if he ceases to hold a valid United Kingdom or European Union driving licence (unless the Employee is able to make alternative travel arrangements in connection with the discharge of his duties under this Agreement at his own expense to the satisfaction of the Board); or

         13.3.8 fails to perform his duties to standards reasonably required by the Board (including reaching performance requirements set by the Board after receiving a written warning regarding poor performance from the Board).

13.4 The Employee's employment may be terminated at any time without notice provided the Employer makes a payment equivalent to the Employee's salary for the proper period of notice. If the Employer elects to pay the Employee salary in lieu of notice, it may make such payments to the Employee on a monthly basis for the duration of his notice period.

13.5 The Employer may require the Employee not to report for work during his notice period, but in any such case the Employee's employment shall continue upon these terms and conditions until the expiry of the notice. The implied duty of fidelity between the Employee and the Employer will continue during any period of garden leave.

13.6 Upon the giving of notice of termination for whatever reason by either party, the Employee shall:-
         13.6.1 deliver to the Employer (or to its order) all Intellectual Property Material, Confidential Information relating to the Employer (and any Group Company) and all books, documents, disks, software, papers (including copies), materials, credit cards, and other property relating to the business of the Employer (or any other Group Company) which may then be in his possession or under his control;

         13.6.2 upon request immediately resign any position in or office of the Employer or any other Group Company and if he should fail to do so within seven days the Employer is hereby irrevocably authorised to appoint some person as the Employee's attorney in his name and on his behalf to sign any documents or do any thing necessary to or desirable to give effect to this clause;

         13.6.3 not enter onto the premises of the Employer or of any other Group Company;

         13.6.4 upon request transfer to the Employer in accordance with the articles of association any shares held by him in the Company.


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13.7     During any notice period the Employee shall not contact or deal with the Employer's or any Group Company's customers, suppliers or employees.

13.8 The termination of the Employee's employment and/or this Agreement shall not affect such of the provisions of this Agreement as are expressed so that they have effect or are to operate after termination.


14. INTELLECTUAL PROPERTY

14.1 All Company Material and all Intellectual Property Rights therein shall to the fullest extent permitted by law belong to, vest in and be the absolute, sole and unencumbered property of the Company or any Group Company.

14.2     The Employee hereby:
         14.2.1 acknowledges for the purposes of Section 39, Patents Act 1977 that because of the nature of his duties he has and at all times during his employment will have a special obligation to further the interests of the undertakings of the Company and of any Group Company;

         14.2.2 undertakes to notify and disclose to the Company in writing full details of all Intellectual Property Material forthwith upon the production of the same, and promptly whenever requested by the Company and in any event upon the determination of his employment with the Company deliver up to the Company all correspondence and other documents, physical embodiments, papers and records, and all copies thereof in his possession, custody and power relating to any Intellectual Property Material;

         14.2.3 to the extent that the Employee owns or will own such rights, irrevocably assigns to the fullest extent permitted by law, to the Company or any Group Company including by way of future assignment all Intellectual Property Rights (if any) in, or relating to, all Intellectual Property Material and any and all derivatives thereof;

         14.2.4 to the extent permitted by law, undertakes to hold upon trust for the benefit of the Company or any Group Company any Intellectual Property Material and the Intellectual Property Rights therein to the extent the same may not be and until the same are vested absolutely in the Company or any Group Company;

         14.2.5 unconditionally and irrevocably waives any and all moral rights (as conferred by Chapter IV of Part I of the Copyright Designs and Patents Act 1988) and all rights of a similar or corresponding nature in any jurisdiction in and to any and all Intellectual Property Material, such waivers being made expressly in favour of the Company and shall extend to licensees and successors in title to


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                  the copyright in the relevant work and where such rights
                  cannot be waived the Employee agrees not to assert them;

         14.2.6 acknowledges that, save as provided by law, no further remuneration or compensation other than that provided for therein is or may become due to the Employee in respect of the performance of his obligations under this clause; and

         14.2.7 undertakes at the expense of the Company to execute all such documents, make such applications, give such assistance and do such acts and things as may in the opinion of the Board be necessary or desirable to vest in and register or obtain letters patents in the name of the Company or any Group Company and otherwise to protect and maintain the Intellectual Property Material and the intellectual Property Rights in any and all of the foregoing. The Employee hereby irrevocably appoints the Company as his attorney for this purpose and this obligation shall continue following the termination of the Employee's employment and will be binding on the Employee's assigns, executors, administrators or other legal representatives.

14.3 To the extent that by law any Intellectual Property Material or the Intellectual Property Rights therein do not, or are not permitted to, vest in or belong to the Company or any Group Company the Employee agrees immediately upon the same coming into existence to offer to the Company or any Group Company in writing a right of first refusal to acquire the same on arm's length terms to be negotiated and agreed between the parties in good faith.

15. DISCIPLINARY AND GRIEVANCE PROCEDURES

All disciplinary matters will be dealt with in accordance with the Employer's Disciplinary and Grievance Procedure. Amendments may be made from time to time which will be notified to you.

16. COMPANY RULES AND POLICIES

The Employee is required to familiarise himself with all of the Employer's rules regulations and policies and to comply with all those rules, regulations, policy statements and quality procedures which apply to him. Failure to do so may, in appropriate circumstances, lead to disciplinary action.

17. DATA PROTECTION

The Employee consents to the Employer, and its appointed agents where reasonably necessary, holding and processing, both electronically and manually, the data that it collects in relation to you and your employment, for the purposes of the Employer's management and administration of its employees and its business and/or for compliance with applicable procedures, laws and regulations and to the storage, transfer and processing by the Employer or its agent of such data. The records that the Employer holds and processes will include, but is not limited to, personal details held within the personnel records and information concerning sickness and absence.

18. INTERCEPTION OF COMMUNICATIONS

18.1 By signing this Agreement, the Employee acknowledges that access to the Employer's computer and telephone systems is provided for business purposes.

18.2 In order that the Employer may protect its legitimate business interests, the Employee agrees that all his email and telephone communications may be monitored and/or recorded by the Employer and further agree that any other correspondence addressed to the Employee or sent by him, whether by letter or by facsimile, may be opened and/or read by the Employer. The Employee also accepts that his use of the Internet may be monitored.

19. SUSPENSION

The Employer may suspend the Employee from work with pay.

20. COLLECTIVE AGREEMENTS

There are no collective agreements applicable to the Employee's employment.

21. NOTICES

21.1 Any communications given under this Agreement shall be in writing and delivered personally or sent by facsimile transmission or recorded, special delivery or first class post (or air mail post if to an address outside the United Kingdom) to the address or facsimile number of the party who is to receive such communication or to such other address or facsimile number in the United Kingdom as may from time to time be specified by the relevant party as its address for the purpose of this clause. During the Employee's employment (including any notice period but excluding any period of suspension) any communications to the Employee by the Employer may also be sent by electronic mail.

A communication shall be deemed to have been received:-
         21.1.1   if delivered personally, at the time of delivery; and

         21.1.2 if sent by prepaid recorded, special delivery or first class post, on the second business day after posting.

21.2 A communication received or deemed to be received on a day which is not a business day or after 5.00pm on any business day (according to local time in the place of receipt) shall be deemed to be received at 9.00am on the next business day.

22.      RIGHTS OF THIRD PARTIES

22.1 The Employee and the Employer agree that the obligations and duties to the Employer accepted by the Employee under this Agreement shall also be owed by him to any Group Company for which he performs services, carries out duties or to which he is seconded and that this Agreement may be enforced by any Group

         Company pursuant to section 1 of the Contracts (Rights of Third Parties) Act 1999.

22.2 Where a Group Company is entitled to enforce a term of this Agreement, the consent of such Group Company is not required for any amendment, variation or rescission of any provision of this Agreement.

22.3 Any benefits provided by the Employer to the Employee or his family which are not expressly referred to in this Agreement shall be regarded as ex gratia benefits provided at the Employer's discretion and shall not form part of the Employee's contract of employment.

22.4 Any benefits referred to in this Agreement as being provided to the Employee or his family shall be enforceable only by the Employee and by no other person.

23. GENERAL

23.1 This Agreement takes effect in substitution for all previous agreements or arrangements whether written or oral between the parties all of which shall be deemed to have been terminated by mutual agreement as from the date of commencement of this Agreement and superseded by the terms of this Agreement.

23.2 Any provision of this Agreement which is expressed or intended to have effect on, or to continue in force, after termination of the Employee's employment or this Agreement shall have such effect or (as the case may be) continue in force after such termination.

23.3 The various provisions of this Agreement are severable and if any such provision shall, to any extent, be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and each of the provisions of this Agreement shall be valid, legal and enforceable to the fullest extent permitted by law.

23.4     The Employee warrants:-
         23.4.1 that in entering into this Agreement he will not thereby breach any other contract of employment or any other Agreement and agrees to indemnify the Employer against all costs, claims or demands suffered by it as a result of any alleged breach of contract by the Employee arising out of the acceptance of such offer by him; and

          23.4.2 he has no outstanding claims of any kind against the Employer or any other Group Company or against its or their assets (otherwise than in respect of remuneration and other benefits to which he is entitled accrued to the date of this Agreement but not yet received).

23.5 No amendment to this Agreement shall be effective unless made in writing and signed by or on behalf of the Employer and the Employee.

23.6 The Employer shall be entitled and authorised to set off and/or make deductions from the Employee's salary and/or from any other sums due to the Employee from the Employer any amount equal to any overpayment of any kind made to the Employee and/or any amount equal to any debt or other sum due from the Employee to the Employer.

23.7 The information in this Agreement constitutes a written statement of the terms of employment of the Employee in accordance with the provisions of the Employment Rights Act 1996.

23.8 No waiver by the Employer of any breach by the Employee of the terms of this Agreement, other by conduct or otherwise, nor any failure or forbearance or delay by the Employer in exercising any of its rights or remedies shall be deemed a waiver of any such breach nor shall it prevent the Employer from subsequently taking any action or making any claim in respect of such breach.

23.9 Any notice to be given by either party to the other may be served by sending the same by first class recorded delivery post addressed to the other party, in the case of the Employer at its registered office or in the case of the Employee last known residential address. Any notice so given shall be deemed to have been served at the expiration of 48 hours from the time of posting.

23.10 This Agreement shall be governed by and construed in accordance with the provisions of English law and any disputes or proceedings arising from it shall be subject to the exclusive jurisdiction of the English Courts.

IN WITNESS whereof this Agreement has been executed by the Employee as a deed on the date specified above


SIGNED AS A DEED
by Iolo Jones           /s/ Iolo Jones
in the presence of:-

Witness' signature:     /s/ Clifford Webb
Witness' name:          C. Webb
Witness' address:       13 Muirdown Av. London SW6 8JX.


SIGNED AS A DEED
                                                     /s/ Steven A. Crowther
for and on behalf of Narrowstep Limited               Steven A. Crowther
in the presence of:-                                  Senior Vice President and
                                                       Chief Financial Officer


Witness' signature:     /s/ Richard Lepik
Witness' name:          Richard Lepik
Witness' address:       2091 Primrose Lane
                        Martinsville, NJ 08836